Exhibit 99.1

Immediately

Monsanto Media Contact: Scarlett Lee Foster  (314-694-2883)

AHP Media Contact: Lowell B. Weiner, Ph.D. (973-660-5013)

MONSANTO AND AMERICAN HOME PRODUCTS AGREE TO END MERGER PLANS

     ST. LOUIS, Oct. 13, 1998 - Monsanto Company (MTC) and American Home

Products Corporation (AHP) announced today that they have terminated their merger agreement by mutual consent. The boards of directors of each of the two companies have determined that the transaction is not in the best interest of their respective shareowners.

     Monsanto is a life sciences company, committed to finding solutions to the growing global needs for food and health by applying advanced bioscience and biotechnology to agriculture, nutrition and health to produce high-value agricultural products, pharmaceuticals and food ingredients.